UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

VIELA BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39067	82-4187338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Medimmune Way, First Floor, Area Two Gaithersburg, Maryland		20878
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (240) 558-0038

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VIE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Stockholders.

On June 18, 2020, Viela Bio, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”) via live webcast on the Internet. Of the 50,997,300 shares of common stock issued and outstanding and eligible to vote as of the record date of April 20, 2020, a quorum of 43,164,946 shares, or 84.64% of the eligible shares, was present at the meeting or represented by proxy.

The following actions were taken at the Annual Meeting:

1. The following nominees were reelected to serve on the Company’s board of directors as Class I Directors until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified, based on the following votes:

Nominee	Shares Voted For	Shares Voted to Withhold Authority	Broker Non- Votes

Andreas Wicki, Ph.D.	41,106,936	1,535,993	522,017

Rachelle Jacques	42,641,013	1,916	522,017

After the Annual Meeting, Edward Hu, Chris Nolet and Tyrell Rivers, Ph.D. continued to serve as Class II Directors for terms that expire at the 2021 annual meeting of stockholders and Yanling Cao, Pascal Soriot and Zhengbin (Bing) Yao, Ph.D. continued to serve as Class III Directors for terms that expire at the 2022 annual meeting of stockholders.

2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified, based on the following votes:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes

43,161,217	75	3,654	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIELA BIO, INC.

By:	/s/ Mitchell Chan
Mitchell Chan
Chief Financial Officer

Date: June 19, 2020